SECURITIES AND EXCHANGE COMMISION

                              WASHINGTON, DC 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACTS OF 1934

       Date of report (Date of earliest event reported): January 22, 2001

                                 TRADAMAX GROUP
                          (A development stock company)
               (Exact Name of Registrant as Specified in Charter)

           Nevada                     0-27733                    77-0497976
(State or Other Jurisdiction        (Commission                 (IRS Employer
      Of Incorporation)            File Number)              Identification No.)

                  100 Park Royal, Vancouver BC, Canada, V7Z-1C5
               (Address of Principal Executive Offices) (Zip Code)

         Registrant's telephone number, including area code 604-921-4522

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Item 1   CHANGES IN CONTROL OF REGISTRANT

         Not Applicable

Item 2   ACQUISITIONS OR DISPOSITION OF ASSETS

         Not Applicable

Item 3   BANKRUPTCY OR RECEIVERSHIP

         Not Applicable

Item 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable

Item 5   OTHER EVENTS

         On January 22, 2001, Registrant appointed Peter A. Stedwell and Conrad Diaz to the Board of Directors joining Joseph L. Searles, III, Registrant's current director. Mr. Diaz was also appointed President and Chief Financial Officer. Ms. Darby Kirby was appointed Vice President - Business Development.

         Mr. Stedwell, who resides in Melbourne, Australia, currently serves on the Board of Directors of several Australian public companies and will assist Registrant in its Asia-Pacific expansion. He is also a chartered accountant.

         Mr. Diaz has been a chief financial officer and controller of several public and private companies.

         Mr. Searles is active in real estate management in New York City and has over 30 years experience in management and has worked with the City of New York, Bankers Trust and as an officer of various private companies.

         Mr. Kirby is responsible for business development in Registrant's Vancouver office where Registrant conducts technical development for its trading systems.


Item 8.  CHANGE IN FISCAL YEAR

         Not applicable.

Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATIONS.

         Not applicable

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Tradamax Group

Dated:   January 25, 2001           By: /s/Conrad Diaz
                                          ----------------------------------
                                           Conrad Diaz
                                          (Principle Executive Officer)

Dated:   January 25, 2001           By: /s/Conrad Diaz
                                        ------------------------------------
                                           Conrad Diaz
                                          (Principle Financial and
                                           Accounting Officer)

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